UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2007

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Restricted Stock Unit Grants and Issuances

Pursuant to the eFunds Corporation 2006 Incentive Stock Plan, the Company issued the following retention restricted stock unit awards on February 26, 2007:

Name of Executive Officer and Number of Restricted Stock Units

Paul F. Walsh; 59,224
George W. Gresham; 14,162
Nelson G. Eng; 14,162
Shailesh M. Kotwal; 14,162
Kay J. Nichols; 14,162
Clyde L. Thomas; 21,242

These awards, and the retention options described below, are intended to more closely align the financial interests of the Company’s operating executives with those off its stockholders generally. The extended vesting period of these awards is expected to improve their retentive value and support the Company’s efforts to retain the senior officers necessary for its continued success in a competitive market for executive talent.

The units subject to the awards will vest and be converted into shares of common stock of the Company in two equal installments on February 19th in each of 2010 and 2011 if the holder continues to provide services to the Company through the applicable vesting date. The vesting of a pro-rated portion (based upon the ratio between the period elapsed from the grant date of the award and the initial 48 month vesting term) of the award would be accelerated upon the death or disability of the holder, the termination of the holder’s services without cause after February 26, 2009 or a change in control of the Company. The other terms and conditions of these awards are materially the same as those set forth in the form of the retention restricted stock unit award agreement, a copy of which is attached as Exhibit 10.1 to this Report. The accelerated vesting provisions provided for in the retention restricted stock unit award agreement (and the retention stock option agreement described below) supersede the related acceleration provisions provided for in the Change in Control Agreements between the holders of the awards and the Company and the awards are subject to forfeiture if the holders do not consent to this modification of their Change in Control agreements on or before March 19, 2007.

Stock Option Grants

Pursuant to the eFunds Corporation 2006 Incentive Stock Plan, the Company granted the following stock option awards on February 26, 2007:

Name of Executive Officer and Number of Shares Underlying Stock Option Grant

Paul F. Walsh; 420,402
George W. Gresham; 76,618
Nelson G. Eng; 76,618
Shailesh M. Kotwal; 76,618
Kay J. Nichols; 76,618
Clyde L. Thomas; 114,926

Each option has an exercise price of $25.89 per share. The options will vest in two equal installments upon the third and fourth anniversaries of the grant date if the holder continues to provide services to the Company through the applicable vesting date. The vesting of the options is subject to acceleration under the same circumstances as the retention restricted stock unit awards described above. The other terms and conditions of the options are materially the same as those set forth in the Company’s retention option award agreement, a copy of which is attached as Exhibit 10.2 to this Report.

Paul F. Walsh Retention Agreement

Effective as of February 26, 2007, the Company entered into a Retention Agreement (the "Current Retention Agreement") with Paul F. Walsh related to his service as our Chairman and Chief Executive Officer. This agreement replaces Mr. Walsh’s prior Retention Agreement, dated November 3, 2004 (as amended on December 4, 2006, the "Prior Retention Agreement"). The initial term of the Current Retention Agreement began as of February 26, 2007 and is scheduled to expire on the date (the "Initial Retirement Date") of the Company’s annual meeting of stockholders in May 2011 (or if there is no such meeting May 31, 2011), subject to additional one-year extensions unless either party gives the other six months advance notice that the term will not be extended. Under the agreement, Mr. Walsh receives a minimum salary of $670,000, subject to increase at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Walsh is also eligible to receive annual cash bonuses based on the Company’s financial performance with a minimum target bonus opportunity equal to 100% of his base salary. Mr. Walsh is also entitled to participate in the Company’s equity award, retirement and savings, welfare benefit, expense reimbursement, fringe benefit and vacation plans and policies. A copy of the Current Retention Agreement is attached as Exhibit 10.3 to this report.

On the effective date of the Current Retention Agreement, the Company granted Mr. Walsh the Retention Restricted Stock Unit Award and the Retention Stock Option Award (collectively with the Retention Restricted Stock Unit Award, the "Retention Awards") described above. The Company also amended the restricted stock unit award (57,576 units) granted to Mr. Walsh on November 3, 2004. 50% of this award is scheduled to vest in November 2009 with the balance vesting in equal 12.5% increments on the sixth through ninth anniversaries of its grant date. The amendment to this award provides that this vesting schedule will be accelerated if (i) Mr. Walsh’s employment is terminated without "cause" or he resigns for "good reason" or (ii) Mr. Walsh "retires" on or after the Initial Retirement Date (with each such term having the meaning assigned in the Current Retention Agreement). The stock subject to these restricted stock units, to the extent vested, will be distributed to Mr. Walsh six months after the date of his retirement or other termination of employment. A copy of the amendment to Mr. Walsh’s 2004 restricted stock right award agreement is attached as Exhibit 10.4 to this report.

On the effective date of the Retention Agreement, the Company also corrected Mr. Walsh’s restricted stock unit award agreement, dated January 13, 2005 (original grant 23,868 units), to provide that the balance of this award will vest and be converted into shares of Common Stock if Mr. Walsh becomes entitled to receive a termination payment under the Prior Retention Agreement, as well as in the event of Mr. Walsh’s "approved retirement" (as such term is defined in the Prior Retention Agreement). A copy of this corrective amendment is attached as Exhibit 10.5 to this report.

If the Company terminates Mr. Walsh’s employment other than for "cause" prior to the scheduled expiration of Mr. Walsh’s Current Retention Agreement, or if Mr. Walsh terminates his employment for "good reason" (each as defined in the Current Retention Agreement), then:

• Mr. Walsh is entitled to a lump-sum payment equal to the sum of any unpaid base salary, bonus and vacation pay accrued through the date of termination;

• Subject to Mr. Walsh’s execution of a release, the Company will pay to Mr. Walsh in equal installments over the twenty-four months following the date of termination, an amount equal to two times Mr. Walsh’s base salary in effect on the termination date plus two times his target annual bonus for the Company’s fiscal year in which the termination date occurs (the payment of the first six months of severance installments may be delayed if such a delay is required to cause the severance provisions of the Current Retention Agreement to comply with the requirements of Section 409A of the Internal Revenue Code);

• Except with respect to the Retention Awards, subject to Mr. Walsh’s execution of a release, all of the unvested options and other equity based awards that are granted to Mr. Walsh after the effective date of the Current Retention Agreement ("Future Equity Grants") will vest on Mr. Walsh’s termination date, and any options that are included in Mr. Walsh’s Future Equity Grants which are vested on his termination date will remain exercisable until the earlier of the second anniversary of such date and the expiration date of such options; and

• Subject to Mr. Walsh’s execution of a release, the Company will provide Mr. Walsh and his dependents with group healthcare benefits under the Company’s group healthcare plans for twenty-four months after his termination date or until Mr. Walsh becomes eligible to participate in group healthcare plans of any successor employer, if earlier.

If the Company terminates Mr. Walsh’s employment for "cause" or if Mr. Walsh resigns without "good reason", then Mr. Walsh will be entitled to a payment equal to the sum of any unpaid base salary, bonus and vacation pay accrued through the date of termination. In addition, all unvested Future Equity Grants held by Mr. Walsh would be forfeited on the termination date. Options held by Mr. Walsh that were vested at the time of a termination date occurring under these circumstances would be exercisable until the earlier of ninety days after his termination date and the expiration date of such options.

If Mr. Walsh’s employment is terminated for any reason other than for cause after the Initial Retirement Date (including by reason of Mr. Walsh’s voluntary retirement), the vesting of any Future Equity Grants will be accelerated to his termination date. Mr. Walsh would retain any options that are vested on such date until the earlier to occur of the second anniversary of his termination date and the expiration date of such options.

Other than the amendments to the 2004 and 2005 restricted stock unit awards described above, the execution and delivery of the Current Retention Agreement did not affect the vesting schedules for or acceleration provisions applicable to Mr. Walsh’s existing options and other equity-based awards (the "Existing Awards"). These awards provide that if Mr. Walsh’s employment is terminated by the Company for any reason other than "cause" or if Mr. Walsh resigns for "good reason" or "retires" (as such terms are defined in the Prior Retention Agreement), the unvested portion of any Existing Awards that was scheduled to vest within two years of such termination will be accelerated to Mr. Walsh’s termination date and Mr. Walsh will retain the vested portion of the options included in his Existing Awards for two years following such date. The vesting of the Existing Awards is not accelerated if Mr. Walsh resigns without good reason prior to the permitted retirement date provided in the Prior Retention Agreement (September 16, 2007) or his further employment is terminated for cause and Mr. Walsh would retain the vested portion of his options for 90 days following any such termination.

Except as described above with respect to the Retention Awards, the vesting of all of Mr. Walsh’s existing and future equity-based awards accelerates in the event of his death or disability. Mr. Walsh (or his estate) would retain any vested options (including the vested portion of the options included in the Retention Awards) for two years following any termination date resulting from such an event.

In the event Mr. Walsh’s employment is terminated following a "business combination" of the Company, the post-termination provisions of his Amended and Restated Change in Control Agreement, dated November 3, 2004, instead of the Current Retention Agreement, would govern the severance payments to be made to him. All of Mr. Walsh’s existing equity-based awards, other than the Retention Awards, and any Future Equity Awards made to him would vest in their entirety upon the effective date of any business combination described in his Change in Control Agreement.

The Current Retention Agreement also provides that if any payment or benefit received or to be received by Mr. Walsh would be subject to the federal excise tax on "excess parachute payments," the Company will pay Mr. Walsh such additional amounts as may be necessary so that he realizes, after the payment of the excise tax and any income tax or excise tax on that additional amount, the amount of such compensation.

The Current Retention Agreement also provides for confidentiality, non-solicitation and non-competition covenants.

Concurrently with the execution of the Current Retention Agreement, the Company amended Mr. Walsh’s Change in Control Agreement to extend the initial term of that Agreement to November 3, 2010 and provide for a six-year employment period following any business combination. This amendment does not alter the amount of any severance benefits that could become payable to Mr. Walsh under this Agreement or the circumstances under which he could become entitled to such payments.

Item 9.01 Financial Statements and Exhibits.

No., Description, Method of Filing

10.1, Form of 2007 Retention Restricted Stock Unit Award Agreement, Filed Herewith

10.2, Form of 2007 Retention Option Award, Filed Herewith

10.3, Retention Agreement, dated as of February 26, 2007, by and between the Company and Paul F. Walsh, Filed Herewith

10.4, Amendment, dated February 26, 2007 to Paul F. Walsh 2004 Restricted Stock Right Award Agreement, Filed Herewith

10.5, Amendment, dated February 26, 2007, to Paul F. Walsh 2005 Restricted Stock Right Award Agreement, Filed Herewith

10.6, Amendment No. 2, dated as of February 26, 2007, by and between to the Change in Control Agreement between the Company and Paul F. Walsh, Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

February 27, 2007	By:	/s/ George W. Gresham

Name: George W. Gresham
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of 2007 Retention Restricted Stock Unit Award Agreement
10.2	Form of 2007 Retention Option Award
10.3	Retention Agreement, dated as of February 26, 2007, by and between the Company and Paul F. Walsh
10.4	Amendment, dated February 26, 2007 to Paul F. Walsh 2004 Restricted Stock Right Award Agreement
10.5	Amendment, dated February 26, 2007, to Paul F. Walsh 2005 Restricted Stock Right Award Agreement
10.6	Amendment No. 2, dated as of February 26, 2007, by and between to the Change in Control Agreement between the Company and Paul F. Walsh